Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION


FOR IMMEDIATE RELEASE
---------------------

                      Marine Products Corporation Announces
                Share Repurchases in the Second Quarter of 2006
                -----------------------------------------------

ATLANTA, July 13, 2006 -- Marine Products Corporation (NYSE: MPX) announced today that during the second quarter of 2006 it purchased 15,707 shares under its share repurchase program.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats. Marine Products Corporation's investor Web site can be found on the Internet at http://www.marineproductscorp.com.

For information about Marine Products Corporation please contact:

Ben Palmer
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

Jim Landers
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com